Exhibit 99.1
Elastic Reports Second Quarter Fiscal 2023 Financial Results

Q2 Revenue of $264.4 million, up 28% year-over-year (34% in constant currency)
Q2 Elastic Cloud Revenue of $103.2 million, up 50% year-over-year (52% in constant currency)

MOUNTAIN VIEW, Calif., Nov 30, 2022--(BUSINESS WIRE)-- Elastic (NYSE: ESTC) (“Elastic”), the company behind Elasticsearch and the Elastic Stack, announced results for its second quarter of fiscal 2023 (ended October 31, 2022).

Second Quarter Fiscal 2023 Financial Highlights

•Total revenue was $264.4 million, an increase of 28% year-over-year, or 34% on a constant currency basis
•Elastic Cloud revenue was $103.2 million, an increase of 50% year-over-year, or 52% on a constant currency basis
•GAAP operating loss was $49.0 million; GAAP operating margin was -18%
•Non-GAAP operating income was $4.9 million; non-GAAP operating margin was 2%
•GAAP net loss per share was $0.50; non-GAAP earnings per share was $0.00
•Operating cash flow was $10.6 million with adjusted free cash flow of $10.3 million
•Cash and cash equivalents were $856.2 million as of October 31, 2022

“In Q2, we exceeded both our revenue and profitability targets, demonstrating the operating leverage inherent in our business model,” said Ash Kulkarni, CEO, Elastic. “Revenue grew 34% year-over-year in constant currency. Even in this difficult business climate, we continue to see customers consolidate onto our platform with additional use cases. We remain confident in our long-term opportunity as we manage our cost structure with discipline and significantly increase our focus on profitable growth.”

The Company today also announced a selective reduction in its workforce and facilities-related cost optimization actions to align its investments more closely with its strategic priorities. “We are rebalancing investments across all functions and will strategically reinvest some savings in areas that best position us to drive profitable growth. With these changes, we expect to accelerate our non-GAAP operating income growth in the second half of fiscal 2023 and achieve a non-GAAP operating margin of 10% in fiscal 2024,” said Kulkarni.

Second Quarter Fiscal 2023 Key Metrics and Recent Business Highlights

Key Customer Metrics
•Total subscription customer count was approximately 19,700 compared to over 19,300 in Q1 FY23, and over 17,000 in Q2 FY22
•Total customer count with Annual Contract Value (ACV) greater than $100,000 was over 1,050, compared to over 1,010 in Q1 FY23, and over 830 in Q2 FY22
•Net Expansion Rate was approximately 125%

Cloud Momentum
•Elastic Cloud revenue represented 39% of total revenue this quarter versus 34% one year ago
•Delivered a new streamlined sign-up experience for Elastic Cloud on the AWS Marketplace, enabling customers to set up Elastic in just a few clicks
•Added Elastic support for Azure Virtual Machines with Ampere Altra Arm-based processors, letting customers maximize operational efficiency across all solutions

•Announced an expanded partnership between Google Cloud and Elastic to help organizations search, observe, and protect their data and workloads more easily

Product Innovations and Updates
•Announced a roadmap for a new serverless architecture that will form the foundation for the next-generation Elastic Search Platform
•Announced new threat intelligence capabilities that will enable security teams to identify indicators of compromise and take action on threat intelligence from within Elastic Security
•Released the first Elastic Global Threat Report, compiled using customer telemetry data, which details the evolving nature of cybersecurity threats
•Launched the private beta of Universal Profiling™, an innovative performance optimization and cost-saving capability that overcomes the limitations of other profiling solutions by requiring no changes to the application code
•Added new synthetics monitoring capabilities to provide customers with frictionless visibility at all levels of applications, services, and infrastructure
•Announced the general availability of vector search and updates to improve search relevance with machine learning-based hybrid scoring

Other Business Highlights
•Hosted more than 1,500 customers and prospects at ElasticON events in Singapore, New York, and Amsterdam featuring customer presentations by Affirm, Autozone, BMW, Booking.com, Comcast, and SWIFT
•Sponsored AWS re:Invent, Google Next, KubeCon, and Microsoft Ignite industry conferences
•Named winner of the 2022 CyberSecurity Breakthrough Award for Threat Intelligence Platform of the Year
•Recognized as a Visionary in the 2022 Gartner Magic Quadrant, Security Information and Event Management and as one of the fastest-growing SIEMs in the IDC Worldwide Security Information and Event Management Market Share, 2021

Financial Outlook

The Company expects the following results for the third quarter of fiscal 2023 and is updating its prior full-year fiscal 2023 guidance as follows:

For the third quarter of fiscal 2023 (ending January 31, 2023):

•Total revenue is expected to be between $272 million and $274 million, representing 22% year-over-year growth at the midpoint (26% year-over-year constant currency growth at the midpoint)
•Non-GAAP operating margin is expected to be between 4.3% and 4.7%
•Non-GAAP earnings per share is expected to be between $0.04 and $0.07, assuming between 98.5 million and 99.5 million diluted weighted average ordinary shares outstanding

For fiscal 2023 (ending April 30, 2023):
•Total revenue is expected to be between $1,067 million and $1,073 million, representing 24% year-over-year growth at the midpoint (28% year-over-year constant currency growth at the midpoint)
•Non-GAAP operating margin is expected to be between 2.2% and 2.6%
•Non-GAAP earnings per share is expected to be between -$0.03 and $0.03, assuming between 95.0 million and 97.0 million basic weighted average ordinary shares outstanding and 98.5 million and 100.5 million diluted weighted average ordinary shares outstanding

The current guidance assumes, among others, the following exchange rates: 1 Euro = 1.035 US Dollars; and 1 Great British Pound = 1.208 US Dollars.

See the section titled “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially. We present forward-looking non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of these non-GAAP measures. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures for operating margin and net loss per share is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of the costs and expenses that may be incurred in the future. These items necessary to reconcile such non-GAAP measures could be material and have a significant impact on the Company’s results computed in accordance with GAAP.

Conference Call and Webcast

Elastic’s executive management team will host a conference call today at 2:00 p.m. PT/5:00 p.m. ET to discuss the Company’s financial results and business outlook. A live audio webcast of the conference call will be available through Elastic’s Investor Relations website at ir.elastic.co. Slides containing financial and operating information will accompany the webcast and will be available on the same website. The replay of the webcast and slides will be available for two months.

About Elastic

Elastic (NYSE: ESTC) is a leading platform for search-powered solutions. We help organizations, their employees, and their customers accelerate the results that matter. With solutions in Enterprise Search, Observability, and Security, we enhance customer and employee search experiences, keep mission-critical applications running smoothly, and protect against cyber threats. Delivered wherever data lives, in one cloud, across multiple clouds, or on-premise, Elastic enables its customers to achieve new levels of success at scale and on a single platform. Learn more at elastic.co.

Elastic and associated marks are trademarks or registered trademarks of Elastic N.V. and its subsidiaries. All other company and product names may be trademarks of their respective owners.

Forward-Looking Statements
This press release contains forward-looking statements that involve substantial risk and uncertainties, which include, but are not limited to, statements regarding our expected financial results for the fiscal quarter ending January 31, 2023 and the fiscal year ending April 30, 2023, our expectations regarding demand for our products and solutions and our future revenue, our assessments of the strength of our solutions and products, the expected performance or benefits of our offerings, our expectations regarding the business climate and growth opportunities and our ability to manage costs and address those opportunities, and the expected benefits of our investments, our plan to reduce costs and rebalance investments, and our expectations regarding our ability to achieve cost savings, accelerate our non-GAAP operating income growth and increase our non-GAAP operating margin upon implementation of the plan. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements due to uncertainties, risks, and changes in circumstances, including but not limited to those related to: our future financial performance, including our expectations regarding our revenue, cost of revenue, gross profit or gross margin, operating expenses (which include changes in sales and marketing, research and development and general and administrative expenses), and our ability to achieve and maintain future profitability; any disruption to our business resulting from our plan to reduce costs and rebalance investments; the effects of currency movements on our financial results; our ability to continue to deliver and improve our offerings and develop new offerings; customer acceptance and purchase of our new and existing offerings and the expansion and adoption of our Elastic Cloud offerings; our inability to realize value from investments in the business; our ability to maintain and expand our user and customer base; the impact of the COVID-19 pandemic and variants on the macroeconomic environment, on our business, operations, hiring and financial results, and on businesses and spending priorities of our customers and partners; the impact of our licensing model on the use and adoption of our software; the impact of our pricing model strategies on our business; the impact of foreign currency exchange rate fluctuations and the uncertain inflation and interest rate environment on our results; our international expansion strategy; our operating results and cash flows; the sufficiency of our capital resources; our ability to successfully execute our go-to-market strategy and expand in new and existing markets, and our ability to forecast customer retention and expansion; and general market, political, economic and business conditions.

Any additional or unforeseen effect from the COVID-19 pandemic, uncertain macroeconomic environment or ongoing conflict between Russia and Ukraine may exacerbate these risks. Additional risks and uncertainties that could cause actual outcomes and results to differ materially are included in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended April 30, 2022 and other subsequent reports filed with the SEC. SEC filings are available on the Investor Relations section of Elastic’s website at ir.elastic.co and the SEC’s website at www.sec.gov. Elastic assumes no obligation to, and does not currently intend to, update any such forward-looking statements, except as required by law.

Statement Regarding Use of Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. GAAP, we believe the non-GAAP measures listed below are useful in evaluating our operating performance. We use these non-GAAP financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review the differences between GAAP financial measures and the corresponding non-GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Reconciliations of historical GAAP financial measures to their respective historical non-GAAP financial measures are included below. In relation to constant currency non-GAAP financial measures, the only reconciling item between GAAP financial measures and non-GAAP financial measures is the effect of foreign currency rate fluctuations. Further details on how we calculate such effects can be found in the definition of “Constant Currency” below.

Non-GAAP Gross Profit and Non-GAAP Gross Margin

We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, excluding stock-based compensation expense, employer payroll taxes on employee stock transactions, and amortization of acquired intangible assets. We believe non-GAAP gross profit and non-GAAP gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics generally eliminate the effects of certain variables from period to period for reasons unrelated to overall operating performance.

Non-GAAP Operating Income (Loss) and Non-GAAP Operating Margin

We define non-GAAP operating income (loss) and non-GAAP operating margin as GAAP operating loss and GAAP operating margin, respectively, excluding stock-based compensation expense, employer payroll taxes on employee stock transactions, amortization of acquired intangible assets, and acquisition-related expenses. We believe non-GAAP operating income (loss) and non-GAAP operating margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics generally eliminate the effects of certain variables from period to period for reasons unrelated to overall operating performance.

Non-GAAP Net Earnings (Loss) Per Share
We define non-GAAP net earnings (loss) per share as GAAP net loss per share, excluding stock-based compensation expense, employer payroll taxes on employee stock transactions, amortization of acquired intangible assets, acquisition-related expenses and the tax effects related to the foregoing. We believe non-GAAP net earnings (loss) per share provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric generally eliminates the effects of certain variables from period to period for reasons unrelated to overall operating performance.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin

Adjusted free cash flow is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities adjusted for cash paid for interest less cash used for investing activities for purchases of property and equipment, and capitalized internal-use software costs. Adjusted free cash flow margin is calculated as adjusted free cash flow divided by total revenue. Adjusted free cash flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.

Constant Currency

We compare the percent change in certain results from one period to another period using constant currency information to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations. In presenting this information, current and comparative prior period results are converted into United States dollars at the exchange rates in effect on the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

Contact Information

Nikolay Beliov
Elastic Investor Relations
ir@elastic.co

Lisa Boughner
Elastic Corporate Communications
lisa.boughner@elastic.co

Elastic N.V.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2022	2021	2022	2021
Revenue
Subscription	$241,211	$190,257	$473,025	$367,442
Services	23,190	15,723	41,457	31,633
Total revenue	264,401	205,980	514,482	399,075
Cost of revenue
Subscription	55,101	42,242	108,652	79,762
Services	19,656	11,642	39,084	23,784
Total cost of revenue	74,757	53,884	147,736	103,546
Gross profit	189,644	152,096	366,746	295,529
Operating expenses
Research and development	75,568	63,763	154,217	123,145
Sales and marketing	128,179	94,953	253,185	182,986
General and administrative	34,925	30,555	69,013	57,607
Total operating expenses	238,672	189,271	476,415	363,738
Operating loss	(49,028)	(37,175)	(109,669)	(68,209)
Other income (expense), net
Interest expense	(6,209)	(6,332)	(12,610)	(8,152)
Other income (expense), net	14,975	(666)	15,314	352
Loss before income taxes	(40,262)	(44,173)	(106,965)	(76,009)
Provision for income taxes	7,043	2,850	9,891	5,503
Net loss	$(47,305)	$(47,023)	$(116,856)	$(81,512)
Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.50)	$(0.51)	$(1.23)	$(0.89)
Weighted-average shares used to compute net loss per share attributable to ordinary shareholders, basic and diluted	95,307,146	92,206,199	94,964,423	91,703,786

Elastic N.V.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	As of October 31, 2022	As of April 30, 2022
Assets
Current assets:
Cash and cash equivalents	$856,237	$860,949
Restricted cash	2,385	2,688
Accounts receivable, net of allowance for credit losses of $1,801 and $2,700 as of October 31, 2022 and April 30, 2022, respectively	185,906	215,228
Deferred contract acquisition costs	45,418	43,628
Prepaid expenses and other current assets	33,030	41,215
Total current assets	1,122,976	1,163,708
Property and equipment, net	5,696	7,207
Goodwill	303,742	303,906
Operating lease right-of-use assets	29,840	25,437
Intangible assets, net	37,384	45,800
Deferred contract acquisition costs, non-current	77,544	74,419
Deferred tax assets	5,395	5,811
Other assets	11,655	16,643
Total assets	$1,594,232	$1,642,931
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$41,055	$28,403
Accrued expenses and other liabilities	62,350	53,930
Accrued compensation and benefits	60,501	68,002
Operating lease liabilities	12,348	11,219
Deferred revenue	410,718	431,776
Total current liabilities	586,972	593,330
Deferred revenue, non-current	22,867	33,518
Long-term debt, net	567,026	566,520
Operating lease liabilities, non-current	19,127	16,482
Other liabilities, non-current	6,675	17,648
Total liabilities	1,202,667	1,227,498
Commitments and contingencies
Shareholders’ equity:
Convertible preference shares, €0.01 par value; 165,000,000 shares authorized, 0 shares issued and outstanding as of October 31, 2022 and April 30, 2022	—	—
Ordinary shares, par value €0.01 per share: 165,000,000 shares authorized; 95,575,775 shares issued and outstanding as of October 31, 2022 and 94,174,914 shares issued and outstanding as of April 30, 2022	1,005	990
Treasury stock	(369)	(369)
Additional paid-in capital	1,351,987	1,250,108
Accumulated other comprehensive loss	(27,036)	(18,130)
Accumulated deficit	(934,022)	(817,166)
Total shareholders’ equity	391,565	415,433
Total liabilities and shareholders’ equity	$1,594,232	$1,642,931

Elastic N.V.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2022	2021	2022	2021
Cash flows from operating activities
Net loss	$(47,305)	$(47,023)	$(116,856)	$(81,512)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	5,216	4,921	10,430	9,325
Amortization of deferred contract acquisition costs	18,230	14,692	35,674	28,570
Amortization of debt issuance costs	254	230	506	307
Non-cash operating lease cost	2,644	1,988	5,649	3,842
Stock-based compensation expense, net of amounts capitalized	47,287	29,400	94,170	59,578
Deferred income taxes	(747)	(106)	(80)	(249)
Foreign currency transaction loss (gain)	(1,731)	1,131	48	4
Other	45	—	67	98
Changes in operating assets and liabilities:
Accounts receivable, net	(20,798)	(47,805)	25,193	519
Deferred contract acquisition costs	(23,893)	(24,496)	(43,569)	(39,277)
Prepaid expenses and other current assets	3,180	6,815	7,909	2,218
Other assets	2,695	2,760	4,809	(3,337)
Accounts payable	2,447	(175)	12,320	10,485
Accrued expenses and other liabilities	15,096	16,889	(1,645)	16,719
Accrued compensation and benefits	5,574	5,277	(5,947)	3,823
Operating lease liabilities	(2,369)	(2,038)	(5,573)	(3,983)
Deferred revenue	4,817	27,157	(22,168)	(3,462)
Net cash provided by (used in) operating activities	10,642	(10,383)	937	3,668
Cash flows from investing activities
Purchases of property and equipment	(343)	(91)	(822)	(751)
Capitalization of internal-use software	—	(1,739)	—	(2,713)
Business acquisitions, net of cash acquired	—	(108,104)	—	(108,104)
Net cash used in investing activities	(343)	(109,934)	(822)	(111,568)
Cash flows from financing activities
Proceeds from the issuance of debt	—	—	—	575,000
Proceeds from issuance of ordinary shares upon exercise of stock options	4,327	9,852	7,724	20,831
Payments of debt issuance costs	—	(2,046)	—	(9,234)
Net cash provided by financing activities	4,327	7,806	7,724	586,597
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(7,152)	(2,172)	(12,854)	(3,407)
Net increase (decrease) in cash, cash equivalents, and restricted cash	7,474	(114,683)	(5,015)	475,290
Cash, cash equivalents, and restricted cash, beginning of period	851,148	993,681	863,637	403,708
Cash, cash equivalents, and restricted cash, end of period	$858,622	$878,998	$858,622	$878,998

Elastic N.V.
Revenue by Type
(in thousands, except percentages)
(unaudited)

	Three Months Ended October 31,				Six Months Ended October 31,
	2022		2021		2022		2021
	Amount	% of Total Revenue	Amount	% of Total Revenue	Amount	% of Total Revenue	Amount	% of Total Revenue
Elastic Cloud	$103,237	39%	$69,031	34%	$200,966	39%	$130,561	33%
Other subscription	137,974	52%	121,226	58%	272,059	53%	236,881	59%
Total subscription	241,211	91%	190,257	92%	473,025	92%	367,442	92%
Services	23,190	9%	15,723	8%	41,457	8%	31,633	8%
Total revenue	$264,401	100%	$205,980	100%	$514,482	100%	$399,075	100%

Elastic N.V.
Reconciliation of GAAP to Non-GAAP Data
Supplementary Information
(in thousands, except percentages)
(unaudited)

	Three Months Ended October 31, 2022	% Change Year Over Year	% Change Year Over Year Excluding Currency Changes	% Change Quarter Over Quarter	% Change Quarter Over Quarter Excluding Currency Changes
Revenue
Elastic Cloud	$103,237	50%	52%	6%	6%
Other subscription	$137,974	14%	20%	3%	5%
Total subscription	$241,211	27%	32%	4%	5%
Total revenue	$264,401	28%	34%	6%	7%
Total deferred revenue	$433,585	11%	18%	—%	1%
Total remaining performance obligations	$901,200	8%	16%	(1)%	—%

	Six Months Ended October 31, 2022	% Change Year Over Year	% Change Year Over Year Excluding Currency Changes
Revenue
Elastic Cloud	$200,966	54%	57%
Other subscription	$272,059	15%	21%
Total subscription	$473,025	29%	34%
Total revenue	$514,482	29%	34%

Elastic N.V.
Reconciliation of GAAP to Non-GAAP Data
Adjusted Free Cash Flow
(in thousands, except percentages)
(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$10,642	$(10,383)	$937	$3,668
Less: Purchases of property and equipment	(343)	(91)	(822)	(751)
Less: Capitalization of internal-use software	—	(1,739)	—	(2,713)
Add: Interest paid on long-term debt	—	—	11,859	—
Adjusted free cash flow	$10,299	$(12,213)	$11,974	$204
Net cash used in investing activities	$(343)	$(109,934)	$(822)	$(111,568)
Net cash provided by financing activities	$4,327	$7,806	$7,724	$586,597
Net cash provided by (used in) operating activities (as a percentage of total revenue)	4%	(5)%	—%	1%
Less: Purchases of property and equipment (as a percentage of total revenue)	—%	—%	—%	—%
Less: Capitalization of internal-use software (as a percentage of total revenue)	—%	(1)%	—%	(1)%
Add: Interest paid on long-term debt (as a percentage of total revenue)	—%	—%	2%	—%
Adjusted free cash flow margin	4%	(6)%	2%	—%

Elastic N.V.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages, share and per share data)
(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2022	2021	2022	2021
Gross Profit Reconciliation:
GAAP gross profit	$189,644	$152,096	$366,746	$295,529
Stock-based compensation expense	4,342	3,356	8,727	7,065
Employer payroll taxes on employee stock transactions	83	179	450	805
Amortization of acquired intangibles	2,961	2,498	5,925	4,510
Non-GAAP gross profit	$197,030	$158,129	$381,848	$307,909
Gross Margin Reconciliation(1):
GAAP gross margin	71.7%	73.8%	71.3%	74.1%
Stock-based compensation expense	1.6%	1.6%	1.7%	1.8%
Employer payroll taxes on employee stock transactions	0.0%	0.1%	0.1%	0.2%
Amortization of acquired intangibles	1.1%	1.2%	1.2%	1.1%
Non-GAAP gross margin	74.5%	76.8%	74.2%	77.2%
Operating Loss Reconciliation:
GAAP operating loss	$(49,028)	$(37,175)	$(109,669)	$(68,209)
Stock-based compensation expense	47,287	29,982	94,170	60,160
Employer payroll taxes on employee stock transactions	800	2,592	3,182	6,991
Amortization of acquired intangibles	4,193	3,926	8,388	7,367
Acquisition-related expenses	1,684	2,042	4,201	2,268
Non-GAAP operating income	$4,936	$1,367	$272	$8,577
Operating Margin Reconciliation(1):
GAAP operating margin	(18.5)%	(18.0)%	(21.3)%	(17.1)%
Stock-based compensation expense	17.9%	14.6%	18.3%	15.1%
Employer payroll taxes on employee stock transactions	0.3%	1.3%	0.6%	1.8%
Amortization of acquired intangibles	1.6%	1.9%	1.6%	1.8%
Acquisition-related expenses	0.6%	1.0%	0.8%	0.6%
Non-GAAP operating margin	1.9%	0.7%	0.1%	2.1%
Net Loss Reconciliation:
GAAP net loss	$(47,305)	$(47,023)	$(116,856)	$(81,512)
Stock-based compensation expense	47,287	29,982	94,170	60,160
Employer payroll taxes on employee stock transactions	800	2,592	3,182	6,991
Amortization of acquired intangibles	4,193	3,926	8,388	7,367
Acquisition-related expenses	1,684	2,042	4,201	2,268
Litigation settlement	(10,150)	—	(10,150)	—
Income tax(2)	3,676	(262)	3,528	(531)
Non-GAAP net income (loss)	$185	$(8,743)	$(13,537)	$(5,257)
Non-GAAP net earnings (loss) per share attributable to ordinary shareholders, basic(1)	$—	$(0.09)	$(0.14)	$(0.06)
Non-GAAP net earnings (loss) per share attributable to ordinary shareholders, diluted(1)	$—	$(0.09)	$(0.14)	$(0.06)
Weighted-average shares used to compute net loss per share attributable to ordinary shareholders, basic	95,307,146	92,206,199	94,964,423	91,703,786
Weighted-average shares used to compute net loss per share attributable to ordinary shareholders, diluted	98,764,660	92,206,199	94,964,423	91,703,786
(1) Totals may not sum, due to rounding. Gross margin, operating margin, and earnings per share are calculated based upon the respective underlying, non-rounded data.

(2) Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as other significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

Elastic N.V.
Reconciliation of GAAP to Non-GAAP Data
(in thousands)
(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2022	2021	2022	2021
Cost of revenue reconciliation:
GAAP subscription	$55,101	$41,847	$108,652	$79,021
Stock-based compensation expense	(2,029)	(2,064)	(4,189)	(4,198)
Employer payroll taxes on employee stock transactions	(30)	(65)	(253)	(327)
Amortization of acquired intangibles	(2,961)	(2,103)	(5,925)	(3,769)
Non-GAAP subscription	$50,081	$37,615	$98,285	$70,727
GAAP services	$19,656	$11,642	$39,084	$23,784
Stock-based compensation expense	(2,313)	(1,292)	(4,538)	(2,867)
Employer payroll taxes on employee stock transactions	(53)	(114)	(197)	(478)
Non-GAAP services	$17,290	$10,236	$34,349	$20,439
Operating expenses reconciliation:
GAAP research and development expense	$75,568	$63,763	$154,217	$123,145
Stock-based compensation expense	(18,763)	(13,658)	(37,473)	(25,755)
Employer payroll taxes on employee stock transactions	(323)	(655)	(1,285)	(2,253)
Acquisition-related expenses	(1,684)	(982)	(4,164)	(982)
Non-GAAP research and development expense	$54,798	$48,468	$111,295	$94,155
GAAP sales and marketing expense	$128,179	$94,953	$253,185	$182,986
Stock-based compensation expense	(16,013)	(8,403)	(31,660)	(18,253)
Employer payroll taxes on employee stock transactions	(266)	(1,671)	(1,041)	(3,362)
Amortization of acquired intangibles	(1,232)	(1,428)	(2,463)	(2,857)
Non-GAAP sales and marketing expenses	$110,668	$83,451	$218,021	$158,514
GAAP general and administrative expense	$34,925	$30,555	$69,013	$57,607
Stock-based compensation expense	(8,169)	(4,565)	(16,310)	(9,087)
Employer payroll taxes on employee stock transactions	(128)	(87)	(406)	(571)
Acquisition-related expenses	—	(1,060)	(37)	(1,286)
Non-GAAP general and administrative expense	$26,628	$24,843	$52,260	$46,663